Exhibit 99.1

September 15, 2021

Analysts: Tim Sedabres (timothy.sedabres@huntington.com), 952.745.2766
Media: Randi Berris (randi.berris@huntington.com), 614.331.4643

HUNTINGTON BANCSHARES INCORPORATED DECLARES QUARTERLY CASH DIVIDEND ON ITS SERIES I PREFERRED STOCK

COLUMBUS, Ohio – Huntington Bancshares Incorporated announced that the Board of Directors declared and set aside a quarterly cash dividend on the company’s 5.70% Series I Non-Cumulative Perpetual Preferred Stock (Nasdaq: HBANM) of $356.25 per share (equivalent to $0.35625 per depositary share) payable December 1, 2021, to shareholders of record on November 15, 2021.

About Huntington

Huntington Bancshares Incorporated (Nasdaq: HBAN) is a $175 billion asset regional bank holding company headquartered in Columbus, Ohio. Founded in 1866, The Huntington National Bank and its affiliates provide consumers, small and middle‐market businesses, corporations, municipalities, and other organizations with a comprehensive suite of banking, payments, wealth management, and risk management products and services. Huntington operates more than 1,200 branches in 12 states, with certain businesses operating in extended geographies. Visit Huntington.com for more information.